Exhibit 99.1

                                News Release

FOR IMMEDIATE RELEASE

CONTACT:    Otis Buchanan

Liquidmetal Technologies

949-206-8020

otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Announces New Independent Registered
Public Accounting Firm

Lake Forest, Ca. January 20th 2006– Liquidmetal® Technologies, Inc. (LQMT.OB) today announced that the Audit Committee of the company’s Board of Directors has appointed Choi, Kim & Park LLP as Liquidmetal’s new independent registered public accounting firm. The Los Angeles, California-based firm has four offices in the U.S. with experience in international accounting in Southeast Asia and other locations worldwide.

As members of the McGradley & Pullen and RSM international accounting firm networks, CKPs bilingual staff has access to both national and international affiliate resources.   CPK will begin its relationship with Liquidmetal Technologies and commence its audit for the 2005 fiscal year immediately.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.